Calculation of Filing Fee Tables
S-8
Xometry, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.000001 par value per share, 2021 Equity Incentive Plan	Other	2,565,876	$ 54.82	$ 140,661,322.32	0.0001381	$ 19,425.33
Total Offering Amounts:						$ 140,661,322.32		$ 19,425.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 19,425.33
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock of Xometry, Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's Class A common stock, as applicable. The amount registered represents shares of Class A common stock that were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2026, pursuant to an automatic annual increase equal to 5.0% of the total number of shares of the Registrant's Class A common stock and Class B common stock outstanding on December 31 of the preceding year, which annual increase is provided by the 2021 Plan. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $54.82 per share, which is the average of the high and low prices per share of the Registrant's Class A common stock on February 23, 2026 as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A